Exhibit 99.1

NewLake Capital Partners Appoints Anthony Coniglio as

Chief Executive Officer

NEW CANAAN, Conn., June 1, 2022 (GLOBE NEWSWIRE) – NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced that President and Chief Investment Officer, Anthony Coniglio, has been promoted to Chief Executive Officer, effective July 15, 2022. This promotion was contemplated as part of the succession plan established at the time of the Company’s merger in March 2021. David Weinstein, NewLake’s current Chief Executive Officer, will continue as a member of the Company’s Board of Directors (the “Board”) and the Board’s Investment Committee (the “Investment Committee”).

“Anthony has been at the forefront of cannabis real estate as co-founder and Chief Executive Officer of our merger partner. He has overseen the acquisition of 25 properties for more than 1 million rentable square feet and knows the cannabis industry extremely well. Since the merger, Anthony has worked closely with David on merger integration, NewLake’s initial public offering and deployment of IPO capital. We are thrilled for Anthony to lead NewLake into our next exciting phase of growth,” said Gordon Dugan, Chairman of the Board. “On behalf of the entire NewLake team, we would like to thank David for all of his contributions to the Company since stepping into the CEO role in August 2020. David led the Company through our transformative merger in March 2021, the successful IPO in August 2021 and the acquisition of multiple properties. We have benefited from his years of experience and we’re delighted he will be remaining on our Board and Investment Committee.”

“Anthony and I have been operating NewLake together since the merger with an eye towards his ultimate promotion to Chief Executive Officer,” said David Weinstein, Chief Executive Officer of NewLake. “I am excited to continue working with him, as he steers NewLake through its next phase of growth.”

“I couldn’t be more excited for the future,” said Anthony Coniglio. “The cannabis industry is a dynamic sector with strong demand for real estate capital. We have a teriffic team of professionals and I’m thrilled David will continue on our Board and Investment Committee to be an ongoing source of expertise for the Company.”

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 28 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis, and has provided one loan collateralized by a cultivation facility structured to convert to a sale-leaseback unless specific provisions are met by July 29, 2022. For more information, please visit www.newlake.com.

Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue,” “remaining” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements, including statements regarding the timing of settlement and the use of proceeds of the initial public offering, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, changes in the condition of the U.S. economy and, in particular, the U.S. real estate market.

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
McKenna Miller
KCSA Strategic Communications
MMiller@kcsa.com
PH: (212) 896-1254